Exhibit 4.1

EXECUTION VERSION

AMERICAN NATIONAL GROUP INC.

6.000% Senior Notes due 2035

Second Supplemental Indenture

Dated as of June 27, 2025

WILMINGTON TRUST, NATIONAL ASSOCIATION,

as Trustee

i

SECOND SUPPLEMENTAL INDENTURE dated as of June 27, 2025 (this “Supplemental Indenture”), to the Indenture dated as of October 2, 2024 (the “Base Indenture” and, together with this Supplemental Indenture, the “Indenture”), by and between AMERICAN NATIONAL GROUP INC., a Delaware corporation (the “Company”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined herein):

WHEREAS, the Company and the Trustee have duly authorized, executed and delivered the Base Indenture, which provides for the issuance from time to time of the Company’s debentures, notes or other debt instruments to be issued in one or more Series (as defined therein, “Securities”);

WHEREAS, the Company desires and has requested the Trustee to join in the execution and delivery of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a Series of Securities designated as its 6.000% Senior Notes due 2035 (the “Initial Notes”), substantially in the form attached hereto as Exhibit A, on the terms set forth herein, issued therefor as provided herein (the Initial Notes and any Additional Notes (as defined herein) are together referred to herein as the “Notes”);

WHEREAS, Section 9.01 of the Base Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee for such purpose, without the consent of Holders, provided certain conditions are met;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Supplemental Indenture have been complied with; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Base Indenture have been done;

NOW, THEREFORE:

In consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee, for the equal and ratable benefit of the Holders, that the Base Indenture is supplemented and amended, to the extent expressed herein, as follows:

ARTICLE One

CERTAIN DEFINITIONS

The following terms have the meanings set forth below in this Supplemental Indenture. Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Base Indenture. To the extent terms defined herein differ from the Base Indenture the terms defined herein will govern.

“Additional Notes” means any Securities issued under the Indenture having the same terms (except the issue date, the date from which interest accrues and, in some cases, the first interest payment date) as the Initial Notes; provided, however, that if any Additional Notes are not fungible with the Initial Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP number.

“Company” has the meaning provided in the Preamble.

“Holder” means the Person in whose name a Note is registered in the books of the Registrar for the Notes.

“Indebtedness” of any Person means the principal of (and premium, if any), and interest due on indebtedness of such Person, whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, which is (a) indebtedness for money borrowed and (b) any amendments, renewals, extensions, modifications and refinancings of any such indebtedness. For the purposes of this definition, “indebtedness for money borrowed” means (i) any obligation of, or any obligation guaranteed by, such Person for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, (ii) any obligation of, or any such obligation guaranteed by, such Person evidenced by bonds, debentures, notes or similar written instruments, including obligations assumed or incurred in connection with the acquisition of property, assets or businesses (provided, however, that the deferred purchase price of any other business or property or assets shall not be considered Indebtedness if the purchase price thereof is payable in full within 90 days from the date on which such indebtedness was created) and (iii) any obligations of such Person as lessee under leases required to be capitalized on the balance sheet of the lessee under GAAP and leases of property or assets made as part of any sale and leaseback transaction to which such Person is a party.

“Indenture” has the meaning provided in the Preamble.

“Initial Notes” has the meaning provided in the Recitals. The Initial Notes issued under the Indenture include any Securities issued in replacement thereof.

“Lien” has the meaning provided in Section 4.01(a) of this Supplemental Indenture.

“Material Subsidiary” means (a) any direct or indirect wholly owned Subsidiary of the Company that has total assets (including Capital Stock of its Subsidiaries) in excess of 10% of the total assets of the Company on a consolidated basis (based on the most recent quarterly (including fiscal year-end) consolidated balance sheet of the Company that is then available) and (b) any direct or indirect wholly owned Subsidiary of the Company whose direct or indirect wholly owned Subsidiaries include one or more Material Subsidiaries.

“Notes” has the meaning provided in the Recitals.

“Par Call Date” means April 15, 2035 (the date that is three months prior to the maturity date of the Notes).

“Paying Agent” means Wilmington Trust, National Association or any successor paying agent.

“Redemption Date” means, with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Supplemental Indenture.

“Registrar” means Wilmington Trust, National Association, or any successor registrar of the Notes.

“Supplemental Indenture” has the meaning provided in the Preamble.

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs:

(1)  The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities– Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (x) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (y) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (z) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

(2)  If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Trustee” has the meaning provided in the Preamble.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person then outstanding having ordinary voting power for the election of the directors (or the equivalent) of such Person, other than Capital Stock having such power only by reason of the occurrence of a contingency.

ARTICLE Two

SCOPE OF SUPPLEMENTAL INDENTURE; GENERAL

Section 2.01.     Scope of Supplemental Indenture and Terms. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes, which shall not be limited in aggregate principal amount, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.

(a)            Pursuant to this Supplemental Indenture, there is hereby created and designated one Series of Securities under the Base Indenture entitled the “6.000% Senior Notes due 2035”.

(b)            The Notes shall be in the form of Exhibit A hereto (the “Specimen Note”), which is hereby incorporated into this Supplemental Indenture by reference. The terms of the Notes shall be as follows:

(i)            The Notes are to be issued initially in an aggregate principal amount of $700,000,000; provided, however, that the aggregate principal amount of the Notes which may be outstanding may be increased by the Company upon the terms and subject to the conditions set forth in the Indenture and the Notes.

(ii)           The Notes will mature on July 15, 2035.

(iii)          The Notes will bear interest at a rate of 6.000% per annum.

(iv)          The date from which interest shall accrue, the payment dates on which interest shall be payable and the regular record date for the interest payable on any payment date will be as set forth in the Specimen Note.

(v)           Principal of and interest on the Notes are payable at the Corporate Trust Office, except as otherwise provided in the Specimen Note.

(vi)          The Notes shall be redeemable at the redemption prices and on the terms set forth in Article Three of this Supplemental Indenture and Article 3 of the Base Indenture.

(vii)         The Notes will not be subject to any sinking fund and the Notes will not otherwise be redeemable or repayable at the option of the Holders.

(viii)        The Notes are issuable in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(ix)           The Notes are to be issued initially as Registered Global Securities. Beneficial owners of interests in the Notes may exchange such interests in accordance with the Indenture and the terms of the Notes.

(x)             The trustee, registrar and paying agent for the Notes shall be the Trustee, and the depositary for the Notes shall be DTC.

(xi)            Interest on the Notes will be computed and paid on the basis of a 360-day year of twelve 30-day months.

(xii)          The Company will not pay additional amounts on the Notes held by a Person who is not a U.S. Person with respect to any tax, assessment or governmental charge withheld or deducted.

(xiii)         The terms of the Notes shall include such other terms as are set forth in the Specimen Note and in the Indenture, which terms shall be incorporated herein. To the extent the terms of the Indenture and the Specimen Note are inconsistent, the terms of the Indenture will govern.

ARTICLE Three

REDEMPTION

The following provision shall apply with respect to the Notes:

Section 3.01.     Redemption at the Option of the Company.

(a)            Prior to the Par Call Date, the Company may redeem the Notes at its option, in whole or in part, at any time and from time to time at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i)            (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points, less (b) interest accrued to, but excluding, the Redemption Date, and

(ii)           100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date.

(b)            On or after the Par Call Date, the Company may redeem the Notes, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.

(c)            With respect to any redemption of the Notes occurring prior to the Par Call Date, the Company shall give the Trustee notice of the redemption price promptly after the calculation thereof and the Trustee shall not have any responsibility for such calculation.

(d)            The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

(e)            Unless the Company defaults in payment of the redemption price, on and after the Redemption Date interest will cease to accrue on the Notes or portions thereof called for redemption.

ARTICLE Four

COVENANTS

The following provisions shall apply with respect to the Notes:

Section 4.01.     Limitation on Liens.

(a)            The Company will not, and will not cause or permit any of its Material Subsidiaries to, create, assume, incur or guarantee any Indebtedness that is secured by a pledge, mortgage or other lien (collectively, a “Lien”) on any Voting Stock or profit participating equity interests of any Material Subsidiary, without providing that the Notes (together with, in the Company’s sole discretion, any other Indebtedness of, or guarantee by, the Company ranking equally with the Notes and existing as of the date hereof or thereafter created) are secured equally and ratably with or prior to all other Indebtedness secured by such Lien on the Voting Stock or profit participating equity interests of such Material Subsidiary. For the avoidance of doubt, this Section 4.01 shall not prohibit or otherwise limit the Company’s ability or the ability of any of its Subsidiaries to incur Indebtedness or other obligations secured by Liens on assets other than the Voting Stock or profit participating equity interests of any Material Subsidiary.

(b)            Any Lien that is granted to secure the Notes under this Section 4.01 shall be automatically and unconditionally released and discharged at the same time as the release of the Lien (other than a release following enforcement of remedies in respect of such Lien or the obligations secured by such Lien) that gave rise to the obligation to secure the Notes hereunder.

Section 4.02.     Limitation on Dispositions of Stock of Certain Subsidiaries. The Company will not, and will not cause or permit any of its Material Subsidiaries to, sell or otherwise dispose of any shares of Capital Stock (other than preferred stock having no voting rights of any kind) of any Material Subsidiary if, after giving effect to such sale or other disposition, the Company would own, directly or indirectly, less than 80% of the shares of Capital Stock (other than preferred stock having no voting rights of any kind) of such Material Subsidiary; provided that this Section 4.02 shall not prohibit or otherwise limit:

(a)            any sale or other disposition of any such stock in accordance with the provisions of Article 5 of the Base Indenture;

(b)            any sale or other disposition of any of such stock to the Company or to a wholly owned Subsidiary of the Company;

(c)            any sale or other disposition of any such stock for at least fair value (as determined by the Board of Directors acting in good faith); or

(d)            any sale or other disposition required to comply with an order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of the Company or the request of any of the Company’s Subsidiaries.

ARTICLE Five

EVENTS OF DEFAULT

Section 5.01.     Events of Default. The Events of Default in Section 6.01 of the Base Indenture shall be applicable to the Notes, except that, solely with respect to the Notes, Section 6.01(f) of the Base Indenture shall be amended by replacing “$350,000,000” with “$150,000,000” therein.

ARTICLE Six

MISCELLANEOUS

Section 6.01.     Governing Laws; Waiver of Jury Trial; Submission to Jurisdiction.

THIS SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b).

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO AND THE HOLDERS, BY ACCEPTANCE OF THE NOTES, HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING.

Section 6.02.     No Adverse Interpretation of Other Agreements.

This Supplemental Indenture may not be used to interpret another indenture (other than the Base Indenture), loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture (other than the Base Indenture).

Section 6.03.     Successors.

All agreements of the Company in this Supplemental Indenture and the Notes shall bind its successor. All agreements of the Trustee in this Supplemental Indenture shall bind its successor.

Section 6.04.     Severability.

In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.05.     Force Majeure.

In no event shall the Trustee or any Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, epidemics or pandemics, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee and such Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 6.06.     Table of Contents, Headings, Etc.

For the avoidance of doubt, the rules of construction in Section 1.04 of the Base Indenture shall apply to this Supplemental Indenture as if set forth herein. The Table of Contents, Cross Reference Table, and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 6.07.     Counterparts; Electronic Signatures. This Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Supplemental Indenture by facsimile or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Indenture.

Unless otherwise provided herein, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with this Supplemental Indenture or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by it pursuant to procedures approved by the Trustee.

Section 6.08.     Confirmation of Indenture; Conflicts. The Base Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture, this Supplemental Indenture and all indentures supplemental thereto with respect to the Notes shall be read, taken and construed as one and the same instrument. Solely with respect to the Notes, upon and after the execution of this Supplemental Indenture, each reference in the Indenture, as amended by this Supplemental Indenture, to “this Indenture,” “hereunder,” “hereof,” or words of like import referring to the Indenture shall mean and be a reference to the Indenture, as amended by this Supplemental Indenture. To the extent of any inconsistency between the terms of the Indenture and this Supplemental Indenture, the terms of this Supplemental Indenture will control.

Section 6.09.     Trustee Disclaimer. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee. The recitals and statements herein are deemed to be those of the Company and not the Trustee.

[Signature Pages Follow]

SIGNATURES

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above.

AMERICAN NATIONAL GROUP INC.

By:	/s/ Reza Syed
	Name:	Reza Syed
	Title:	Chief Financial Officer and Executive Vice President

[Signature Page to Second Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Arlene Thelwell
	Name:	Arlene Thelwell
	Title:	Vice President

[Signature Page to Second Supplemental Indenture]

EXHIBIT A

FORM

OF

6.000% SENIOR NOTE DUE 2035

Ex. A-1

[FORM OF FACE OF NOTE]

THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) OR A NOMINEE OF THE DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH A SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

Ex. A-2

No. [ ]	$[ ] CUSIP No. 025676AQ0 ISIN No. US025676AQ00

AMERICAN NATIONAL GROUP INC.

6.000% SENIOR NOTE DUE 2035

AMERICAN NATIONAL GROUP INC., a corporation in existence under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of $[          ][as may be increased or decreased on the attached Schedule of Increases and Decreases of Global Notes] on July 15, 2035 (the “Maturity Date”), and to pay interest on said principal sum semi-annually on January 15 and July 15, commencing January 15, 2026 (each, an “Interest Payment Date”), at the rate of 6.000% per annum from June 27, 2025, or from the most recent date in respect of which interest has been paid or duly provided for, until payment of the principal sum has been made or duly provided for. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will be paid to the Person in whose name this Note (or one or more predecessor Securities) is registered at the close of business on the record date for such Interest Payment Date, which shall be the January 1 and July 1 (whether or not a Business Day (as defined below)) next preceding such Interest Payment Date. If the Company defaults in a payment of any such interest, it shall pay the defaulted interest, plus, to the extent permitted by law, any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly deliver (including by electronic transmission) to each Holder a notice not less than 10 days prior to such special record date that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company may pay defaulted interest in any lawful manner.

Payment of the principal of and interest on this Note will be made at the Place of Payment in Dollars as more fully provided in the Indenture.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth at this place. Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

Ex. A-3

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

By:
Name: Title:

Ex. A-4

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

Ex. A-5

[FORM OF REVERSE OF NOTE]

AMERICAN NATIONAL GROUP INC.

6.000% SENIOR NOTE DUE 2035

This Note is one of a duly authorized issue of debentures, notes or other debt instruments of the Company (herein called the “Securities”), issued and to be issued in one or more Series under an Indenture dated as of October 2, 2024 (the “Base Indenture”), as supplemented by the Second Supplemental Indenture dated as of June 27, 2025 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (herein called the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture and any other supplemental indenture thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee, and the Holders of the Securities, the terms upon which the Securities are, and are to be, authenticated and delivered, and the definition of capitalized terms used herein and not otherwise defined herein. The Securities may be issued in one or more Series, which different Series may be issued in various aggregate principal amounts, may be denominated in different currencies, may mature at different times, may bear interest (if any) at different rates (which rates may be fixed or variable), may be subject to different redemption provisions (if any), may be subject to different sinking, purchase, or analogous funds (if any), may be subject to different covenants and Events of Default, and may otherwise vary as provided in the Indenture. This Note is one of a Series of Securities of the Company designated as set forth on the face hereof (herein called the “Notes”), initially limited in aggregate principal amount to $700,000,000.

Interest on the Notes will be payable semi-annually in arrears on each Interest Payment Date. If any Interest Payment Date, the Maturity Date or any earlier repayment date falls on a day that is not a Business Day, then payment of interest or principal that would otherwise be payable on such date will be made on the next succeeding Business Day. No interest will accrue on the amount so payable for the period from such Interest Payment Date, Maturity Date or earlier repayment date, as the case may be, to the date payment is made. Interest on the Notes will be paid on the basis of a 360-day year consisting of twelve 30-day months.

The Notes may be redeemed at the option of the Company prior to their Stated Maturity, as provided in Article Three of the Supplemental Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each Series under the Indenture at any time by the Company and the Trustee with the consent of the Holders of at least a majority of the outstanding aggregate principal amount of the Securities of each Series to be affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the outstanding Securities of each Series to be affected by such waiver, on behalf of the Holders of Securities of such Series, to waive compliance by the Company with certain provisions of the Indenture or the Securities with respect to such Series. Once effective, any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

Ex. A-6

The Indenture contains provisions setting forth certain conditions to the institution of proceedings by Holders of Securities with respect to the Indenture or for any remedy under the Indenture.

If an Event of Default with respect to the Notes occurs and is continuing, the principal amount hereof may become immediately due and payable in the manner and with the effect provided in the Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Security register, upon surrender of this Note for registration of transfer at the office or agency of the Company duly endorsed, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Registrar and duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon the Company shall execute, and, upon receipt by the Trustee of a Company Order, the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of the same Series of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by the Indenture.

The Notes are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, this Note may be exchanged for other Securities of the same Series of any authorized denominations and of a like aggregate principal amount, upon surrender of this Note at the office or agency of the Company.

No service charge shall be made to any Holder for any such registration of, transfer or exchange of this Note, but the Company or the Trustee may require payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection therewith.

Prior to the presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Person in whose name this Note is registered on the Security register as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company, the Trustee, nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Ex. A-7

The Company may, without the consent of the existing holders of the Notes, issue Additional Notes of this Series having the same terms (except the issue date, the date from which interest accrues and, in some cases, the first interest payment date) so that existing Notes and Additional Notes form the same series under the Indenture; provided, however, that if any such Additional Notes are not fungible with the existing Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP number.

This Note shall be governed by and interpreted in accordance with the laws of the State of New York.

All terms used in this Note which are defined in the Indenture and are not otherwise defined herein shall have the meanings assigned to them in the Indenture.

Ex. A-8

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]

[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing                                           attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

Ex. A-9

SCHEDULE OF INCREASES AND DECREASES OF THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $___________. The following increases and decreases of interests in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Note Custodian

* This schedule should be included only if the Note is issued in global form.

Ex. A-10